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                                                                 EXHIBIT 10.18.3

                    FIRST AMENDMENT, dated as of January 27, 2000 (this "Amendment"), to the Parent Agreement (the "Parent Agreement"), dated as of September 17, 1999, between Leap Wireless International, Inc. (the "Parent") and Lucent Technologies, Inc., as Administrative Agent for the Lenders, as defined in the Parent Agreement (the "Administrative Agent").


     WHEREAS, Parent has requested that certain provisions of the Parent Agreement be amended in certain respects, and Administrative Agent is willing to amend such provisions on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, for and in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficient and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. Section 9(c) of the Parent Agreement is amended and restated in its entirety to read as follows:

          "(c)     Upon the payment of all amounts outstanding under the
     QUALCOMM Credit Agreement and the termination of all commitments to lend under the QUALCOMM Credit Agreement, the Parent shall comply with the covenants set forth in Section 5 of the QUALCOMM Credit Agreement as in effect as of the Effective Date, without giving effect to any subsequent amendment or waiver thereto; provided, however:

               (i) for purposes of this Section 9(c), the term "Permitted Liens" as used in the QUALCOMM Credit Agreement, shall be deemed to include liens on any collateral account funded by the Parent from the net proceeds of the issuance of Eligible Parent Debt in an amount sufficient to pay cash interest on such Eligible Parent Debt.

               (ii) Section 5.1(h) of the QUALCOMM Credit Agreement shall be deemed to read:

                    (h) Consents and Approvals. From time to time obtain all material necessary governmental and third party consents, approvals and licenses in connection with the transactions contemplated by the Specified Agreements; and

               (iii) Section 5.1(j) shall be deemed to have been deleted from the QUALCOMM Credit Agreement.

          As used in this Section 9(c), the term "Eligible Parent Debt" shall have the meaning ascribed to such term in the Credit Agreement, dated as of September 20, 1999 and as amended through the date hereof, among Cricket
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          Communications Holdings, Inc., Cricket Communications, Inc., the
          lenders party thereto and Lucent Technologies, Inc."

     SECTION 2.        Consent to Amendment.  Notwithstanding the provisions of
Section 10(a) of the Parent Agreement, Administrative Agent agrees that if Parent fails to raise high-yield debt but is successful in raising equity, then Parent any amend Section 5.3 of the QUALCOMM Credit Agreement to require a Total Debt to Total Capitalization ratio of 65% for periods prior to the fourth anniversary of the closing date of such credit agreement.

     SECTION 3. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 4. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the respective authorized officers as of the day and year first written above.

                                 Leap Wireless International, Inc.


                                 By:       /s/ JAMES E. HOFFMANN
                                           ---------------------
                                      Name:    James E. Hoffmann
                                               -----------------
                                     Title:   Sr. Vice President
                                              ------------------


                                 LUCENT TECHNOLOGIES, INC., as
                                 Administrative Agent


                                 By:       /s/ DINA FEDE
                                           -------------
                                      Name:    Dina Fede
                                               ---------
                                     Title:   Director - Customer Finance
                                              ---------------------------